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                                                         Exhibit 10-42

                           CONSENT TO AUTOMATIC CONVERSION


Triangle Pharmaceuticals, Inc.
4 University Place
4611 University Drive
Durham, North Carolina 27707
Attention:  Chris A. Rallis

Dear Mr. Rallis:

    In consideration of the proposed initial underwritten public offering of Common Stock of Triangle Pharmaceuticals, Inc. a Delaware corporation (the "Company"), to be managed by Dillon, Read & Co. Inc. and Bear, Stearns & Co. (the "Underwriters") acting as the U.S. Representatives pursuant to a certain U.S. Underwriting Agreement and also with the Underwriters acting as the International Representatives pursuant to a certain International Underwriting Agreement, expected to be consummated on or prior to the end of November 1996 (the "Public Offering"), and, subject to and conditioned upon the execution of similar letter agreements by holders of a majority of the total number of outstanding shares of Series A Preferred Stock and by holders of a majority of the total number of outstanding shares of Series B Preferred Stock as required by Article IV, Part B, Section 3(a)(ii) of the Restated Certificate of Incorporation of the Company, as it may be amended from time to time (the "Restated Certificate"), the undersigned hereby consents to and agrees that all outstanding shares of Series A Preferred Stock and Series B Preferred Stock of the Company held by the undersigned immediately prior to the date of the closing of the Public Offering shall be automatically converted into shares of Common Stock of the Company in accordance with the terms of the Restated Certificate. The undersigned hereby agrees that such automatic conversion shall be effective immediately prior to the close of the Public Offering regardless of minimum price per share and aggregate net proceeds to the Company's account.

Dated: September 5, 1996

                                       Very truly yours,



                                       -----------------------------------
                                       (STOCKHOLDER'S NAME AS
                                        IT APPEARS ON STOCK BOOK)


                                       By:
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